Exhibit 24(b)8(f)

[FundSERV ex MSFO]

PARTICIPATION AGREEMENT

by and among

DFA INVESTMENT DIMENSIONS GROUP INC.,

DIMENSIONAL FUND ADVISORS LP,

DFA SECURITIES LLC

and

THRIVENT FINANCIAL FOR LUTHERANS

THIS AGREEMENT, made and entered into this 12 day of May 2017, by and among Thrivent Financial for Lutherans (the “Company”), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an “Account” and collectively, the “Accounts”); DFA Investment Dimensions Group Inc. (the “Fund”); the Fund’s investment adviser, Dimensional Fund Advisors LP (the “Adviser”); and DFA Securities LLC (“DFAS”) (individually, a “Party” and collectively, the “Parties”).

  WHEREAS, the Fund engages in business as an open-end management investment company, and the Portfolios named in Schedule 1.1, as such schedule may be amended from time to time (the “Portfolios”) was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the “Participating Insurance Companies”), and

  WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

  WHEREAS, the Company, has issued or will issue certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the “Contracts”); and

  WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of Wisconsin, to set aside and invest assets attributable to the Contracts; and

  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of the Accounts to fund the Contracts;

  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, the Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1.	Sales of Shares/Procedures

1.1

The Fund agrees, through its agent DFAS, to sell shares of the respective Portfolios of the Fund listed on Schedule 1.1 hereto, as amended from time to time by the Parties, on each Business Day (as defined below) and purchased by the Company for the appropriate subaccount of each Account, on each Business Day at the net asset value (“NAV”) next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement and the then current prospectus(es) and statement(s) of additional information of the Fund that describe the Portfolios; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and statement(s) of additional information shall control. The Fund will provide 30 days prior written notice to the Company of any material changes to the prospectus(es) and statement(s) of additional information that may affect any of the provisions in section 1. Sales of Shares/Procedures of this Agreement.

1.1(a)	Transmission of Instructions For each Portfolio and for each account maintained by the Company with such Portfolio, the Company shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Fund), no more than ten (10) aggregate purchase orders as follows:

(i)	five (5) purchase orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	five (5) purchase orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System); and

no more than ten (10) aggregate redemption orders as follows:

(i)	five (5) redemption orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	five (5) redemption orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from each Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission (the “SEC”). “Business Day,” for the purposes of Subsections 1.1(b)-(c) of this Agreement, shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule 1.1 and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the transmission deadlines described in Section 1.1(b) below. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund shall calculate and make the net asset value per share for each Portfolio available to the Company each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated and will use commercially reasonable efforts to make such net asset value per share available by 6:30 p.m. Eastern time, each Business Day, and shall calculate such net asset value in accordance with the prospectus of the Fund.

1.1(b)	Transmission Deadlines for the Accounts The transmission of orders for the Accounts will be accepted by the Fund or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date or such later time as the Fund may agree in writing. Any information delivered to the Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile or other electronic transmission approved by the Fund by 9:00 a.m. Eastern Time on the next Business Day following the Trade Date or as the Fund may agree in writing; provided however, that the Company will notify the Fund and the Adviser prior to transmitting Instructions via facsimile or Fund approved electronic transmission. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Fund or its transfer agent. The Company must notify the Fund of the existence of any such Instructions, and the Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, the Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

1.1(c)	Settlement Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day, then (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company’s designated bank, in immediately available funds, to the Portfolio’s custodial account at the Fund’s custodian on the Business Day the Fund is notified of the purchase request for Portfolio shares in accordance with Section 1.1(b); and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing on the Business Day the Fund is properly notified of the redemption order of Portfolio shares in accordance with Section 1.1(b). On any Business Day when the Federal Reserve Wire Transfer System is closed, orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the same Business Day the Company transmits such order through the NSCC’s money settlement process; (ii) by wiring the redemption proceeds to the Company on the next Business Day after the Company transmits such order to the Fund; or (iii) upon notice to the Company, if necessary, as determined in the sole discretion of the Adviser, at any time within seven (7) days after receipt of the redemption order, in accordance with relevant provisions of the 1940 Act.

To the extent the Fund delays payment of redemption proceeds, the Fund will promptly notify the Company. The Fund will have no responsibility for the proper disbursement or crediting of redemption proceeds, and the Company will be solely responsible for such actions.

1.1(d)	Errors The Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company’s representation to the Fund that the Instruction is accurate, complete and duly authorized by the Accounts whose shares are the subject of the Instruction. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by the Company that results in a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolios upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in, or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The

Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s NAV per share (as determined by SEC guidelines and subject to the policies and procedures of the Fund), the Fund will make the Account whole and adjust the number of shares purchased or redeemed for the Account or sub-accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend, or capital gain information shall be reported to the Company as soon as practicable upon discovery by the Fund.

Upon notification by the Fund or Adviser of any overpayment due to a material error, Company shall promptly remit to the Fund any overpayment that has not been paid to Contract holders; however, the Fund and Adviser acknowledge that the Company does not intend to seek additional payments from any Contract holder who, because of a pricing error, may have underpaid for units of interest credited to his or her account. Upon notification of any underpayment to the Account(s) due to a material error, the Fund shall remit to the Company the amount of any underpayment. The Company and Fund shall maintain a record of the total number of shares of the Portfolios which are so purchased and shall reconcile on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation. To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolios held in the name of the Company or a corresponding subaccount of the applicable Account.

1.2	The Fund agrees to redeem in cash, any full or fractional shares of the Portfolios held by the Company (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the NAV next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts. The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio. The Board of Directors of the Fund (the “Directors” or the “Board”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

1.3	The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, the then current prospectus(es), and statement(s) of additional information of the Fund that describe the Portfolios. Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts’ status under the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto (the “Code”), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

1.4	Issuance and transfer of shares of each Portfolio will be by book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares of a Portfolio purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

1.5	The Fund will furnish on ex-date a written notice via e-mail or other mutually agreed method to the Company of the declaration of any income, dividends, and capital gain distributions. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company or its delegates of the number of shares of a Portfolio so issued as payment of such income, dividends, or distributions.

1.6	The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

1.7	The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company’s duties hereunder, in such form of correspondence as the Company, the Fund and the Adviser may mutually agree.

1.8	The Fund and the Adviser agree that Shares of the Fund will be sold only to insurance companies (or to other funds whose shares are sold to insurance companies) which have entered into participation agreements with the Fund and the Underwriter (“Participating Insurance Companies”). No shares of any Portfolio will be sold to the general public.

2.	Proxy Solicitations and Voting

2.1	[RESERVED]

2.2	If and to the extent required by applicable law or by the terms of the Contracts, the Company shall:

(i)	solicit voting instructions from the Contract holders;

(ii)	vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders; and

(iii)	vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts. The Company reserves the right to vote Portfolio shares held in any Account in the Company’s own right, to the extent permitted by applicable law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all applicable law. The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company’s voting Portfolio shares held in any Account in the Company’s own right.

2.3	The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/ Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports, and other communications to existing Contract owners at the Company’s expense.

2.4	The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders that are applicable to the Fund.

3.	Representations and Warranties

3.1

The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law, is a domestic corporation within the meaning of Section 7701(a)(4) of the Code, and has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance law. The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future. The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

3.2	The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.

3.3	The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

3.4	The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will use best efforts to maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.5	Each Party represents and warrants that (i) the execution and delivery of this Agreement has been duly authorized by all necessary corporate or trust action, as applicable, by such Party, and is a valid and legally binding contract enforceable in accordance with its terms; (ii) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by such Party of the transactions contemplated by this Agreement; and (iii) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate such Party’s organizational documents or Bylaws, or any resolution, agreement or arrangement to which the Party is a party or by which the Party is bound.

3.6	The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement. Pursuant to Rule 22c-2 of the 1940 Act, the Fund, DFAS and the Company agree to comply with the terms included in the attached Schedule 3.6 as of the effective date of this Agreement, and the Company will cooperate in good faith with respect to the Fund’s efforts in preventing possible market timing and other trading activities in violation of the Fund’s policies and procedures.

3.7	There are no material legal, administrative or other proceedings pending or, to the Company’s knowledge, threatened against the Company or its property or assets that could result in liability on the Company’s part. The Company knows of no facts that might form the basis for the institution of such proceedings. Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.8	There are no material legal, administrative or other proceedings pending or, to the Fund’s and the Adviser’s knowledge, threatened against them or their property or assets that could result in liability on the Fund’s or the Adviser’s part. The Fund and the Adviser know of no facts that might form the basis for the institution of such proceedings. Neither the Fund or Adviser are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.9	The Fund and Adviser each represents and warrants that the Fund is lawfully established and validly existing under the laws of the State of Maryland and will at all times remain in material compliance with applicable provisions of the 1940 Act and any applicable regulations thereunder.

3.10	The Fund and Adviser each represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the “1933 Act”), and duly authorized for issuance; that the Fund shall amend the Fund Registration Statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered as an open-end management investment company complies and will continue to comply, in all material respects, with the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund, the Adviser, or DFAS.

3.11	The Fund and Adviser each represents and warrants that for each quarter each Portfolio of the Fund does and will use its best efforts to invest money from the Contracts in such a manner as to comply with (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of shares of a Portfolio so as to satisfy) the requirements of Subchapter M of the Code and the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Portfolio . The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements. In the event of a breach of this representation and warranty the Fund will take all reasonable necessary steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. Upon written request, the Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following receipt of such written request.

3.12	The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision), and that the Fund will use best efforts to maintain such qualification, subject to the reservation of the right of the Directors to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders. The Fund will notify the Company promptly upon having a reasonable basis for believing that any Portfolio has ceased to so qualify.

3.13	The Company shall inform a Portfolio in writing if the Company determines that such Portfolio is not in compliance with applicable insurance laws.

3.14	DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act. The Adviser represents and warrants that the Adviser is and shall remain duly registered (or shall be exempt from registration) under all applicable federal and state securities laws.

3.15	The Parties represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

3.16

The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77-85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015). In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation in each

Portfolio’s investment process in contravention of the following, which the Parties represent and warrant to each other to be true: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion; (3) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy; (4) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio; (5) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio; (6) a Contract holder does not have, and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s shareholders or may be publicly available; and (7) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio.

4.	Sales Material and Information

4.1	The Company shall promptly inform DFAS as to the status of all sales literature filings that relate to or include the Portfolios and shall promptly notify DFAS of all disapprovals of such sales literature filings with regulatory authorities. The Company shall promptly provide the Fund with copies of any Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

4.2	Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in:

(a)	the Fund Registration Statement or prospectus(es) or SAIs for the Fund, as amended or supplemented from time to time;

(b)	published reports or statements of the Fund which are in the public domain or are approved by the Fund or Adviser or their designees for distribution; or

(c)	sales literature or other promotional material of the Fund or the Portfolios;

The Fund and the Adviser agree to respond to any request for approval within 10 calendar days.

Notwithstanding the foregoing, this provision shall not be interpreted to prevent any party from providing information about the other party or this Agreement to their directors, regulators, accountants, or legal counsel in the ordinary course of their business.

4.3	The Fund, DFAS, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional materials in which the Company, and/or its Account, is named at least ten calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects. Except with the ten (10) days’ prior written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations concerning the Company, each Account, or the Contract, other than the information or representations contained in:

(a)	a registration statement, prospectus, SAIs, or offering memoranda for the Contracts, as amended or supplemented from time to time;

(b)	published reports for each Account or the Contracts which are in the public domain or are approved by the Company for distributions to Contract owners; or

(c)	sales literature or other promotional material of the Company approved by the Company;

The Company agrees to respond to any request for approval within 10 calendar days.

Notwithstanding the foregoing, this provision shall not be interpreted to prevent any party from providing information about the other party or this Agreement to their directors, regulators, accountants, or legal counsel in the ordinary course of their business.

4.4	No Party shall use any other Party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party. Notwithstanding the foregoing, the Company may use the Fund’s and Portfolios’ names and logos for the limited purpose of including them among a list of fund options available in the Contracts and Accounts.

4.5	The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above that relate to the Portfolios or their shares, and any other applicable documents or materials, in final form as filed with the SEC. If requested by the Company, the Fund shall provide such documentation (including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8 1/2” x 11” size camera-ready stat) at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year to have, at the Company’s expense, the current prospectus(es) for the Portfolios printed together in with the document describing the Contracts.

4.6	The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above and any other applicable documents or materials that relate to the Contracts and each Account, within a reasonable time after filing each such document with the SEC or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided).

4.7	For purposes of this Section 4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable securities laws and regulations.

4.8	The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose.

5.	Fees and Expenses

5.1	The Fund shall bear the cost of registration and qualification of the shares of the Portfolios; preparation and filing of the Portfolios’ prospectus(es) and the Fund Registration Statement, SAI, proxy materials and reports relating to the Portfolios; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act relating to the Portfolios; typesetting and printing the Fund’s prospectus and SAI; typesetting and printing proxy materials and reports to Contract owners (excluding the costs of printing Fund prospectuses for existing or future Contract owners); any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; other costs associated with preparation of prospectuses and SAIs for the Portfolios in electronic or typeset format; and all taxes on the issuance or transfer of the Portfolios’ shares.

5.2

The Company shall assure that the Contracts are registered under the 1933 Act or are properly exempt from such registration, and that each Account is registered as a unit investment trust in accordance with the 1940 Act or is properly exempt from such registration. In those circumstances where the Company is relying upon a registration exemption, the Company will make every effort to maintain such an exemption and will notify the Fund, the Adviser and DFAS immediately upon having a reasonable basis for believing that such exemption no longer applies or might not in the future. The Company shall bear the expenses for the costs of preparation and any required filing of the Company’s prospectus, offering memoranda, registration statement and other materials and information with respect to the Contracts, including the Application and investment selection forms; preparation of all other statements and notices relating to the Accounts or the Contracts required by any applicable federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials and reports to Contract holders and prospective purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various jurisdictions under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company’s obligations hereunder.

6.	Indemnification

6.1	Indemnification by the Company

6.1(a)	The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale , acquisition, or holding of Fund shares or the Contracts and:

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, SAI, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, Adviser, or DFAS for use in the registration statement, prospectus, SAI, or offering memoranda for the Contracts, or in the Contracts or sales literature or promotional materials (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios; or

(ii)	arise out of, or as a result of, statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company, or its designee) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Fund and the Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)	arise out of any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b)	The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or action to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable.

6.1(c)

The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that the Company gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)	the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI will survive any termination of this Agreement.

6.1(d)	The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

6.2	Indemnification by DFAS

6.2(a)

DFAS agrees to indemnify, defend and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee, or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or actions in respect thereof (including reasonable legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and :

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or prospectus(es), SAI or sales literature or other promotional material of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii)	arise out of, or as a result of, statements or representations (other than statements or representations contained in the registration statements, prospectuses or SAI or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, DFAS or the Fund or persons under the control of the Adviser, DFAS or the Fund respectively) or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, offering memoranda or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, DFAS or Adviser, or persons under the control of the Fund, DFAS or Adviser; or

(iv)	arise as a result of any failure by DFAS, the Fund or Adviser or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or Adviser;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b)	DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or action to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement.

6.2(c)	DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS or Adviser of any such claim shall not relieve DFAS or Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, DFAS and Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties. DFAS and Adviser also shall be entitled to assume and to control the defense thereof. After notice from DFAS or Adviser to such Party of DFAS or Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS and Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)	the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI will survive any termination of this Agreement.

6.2(d)	The Indemnified Parties will promptly notify DFAS or Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

6.3	Indemnification by the Adviser

6.3(a)	The Adviser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or action is respect thereof (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and:

(i)

arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es), SAI or sales literature or other promotional material of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii)	arise out of, or as a result of, statements or representations (other than statements or representations contained in the registration statements, prospectuses or SAI or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, DFAS or the Fund or persons under the control of the Adviser, DFAS or the Fund respectively) or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI offering memoranda or sales literature or other promotional materials covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund, DFAS or the Adviser, or persons under the control of the Fund, DFAS or Adviser; or

(iv)	arise as a result of any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fundas limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof; or

(vi)	arise out of or result from any failure (whether intentional or in good faith or otherwise) by the Adviser, the Fund or persons under their control to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement.

6.3(b)	The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.3(c)	The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

6.3(d)	The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.	Company Assistance to Directors

The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.

8.	Term and Termination

8.1	This Agreement may be terminated by any Party with or without cause on 90 days’ advance written notice to the other Parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the Parties; or

8.2	Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

8.4	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

8.5	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts that are issued or to be issued by the Company.

8.6	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

8.7	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury Regulations promulgated thereunder.

8.8

Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in its or their, as applicable, sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, DFAS, or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate.

8.8	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, DFAS, or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate.

8.9	Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving such notice, for any one of the following reasons:

(a)	a change in control of any Party or such Party’s ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

(b)	a material change in, or other material revision to, the Contracts or the prospectus(es) of the Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

(c)	any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party’s participation in the subject matter of this Agreement.

8.10	Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

9.	Notices

  Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

If to the Fund:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Investment Dimensions Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

Facsimile: (512) 306-7609

If to the Adviser:

Catherine L. Newell, Esq.

Vice President and Secretary

Dimensional Fund Advisors LP

6300 Bee Cave Road, Building One

Austin, TX 78746

Facsimile: (512) 306-7609

If to DFAS:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Securities LLC

6300 Bee Cave Road, Building One

Austin, TX 78746

Facsimile: (512) 306-7609

If to the Company:

Thrivent Financial for Lutherans

Mailstop 1330

625 Fourth Ave South

Minneapolis, MN 55415-1665

Attn: Joe Barnes

10.	Miscellaneous

10.1	The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

10.2	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4	Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5	Each Party hereto grants to the other Parties the right to audit the Party’s records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement. Upon request, the Adviser shall promptly provide to the Company or its designee a copy of its Service Organization Controls Report (SOC 1) .

10.6	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the Parties hereto are entitled under state and federal laws.

10.7	Subject to the requirements of applicable federal and state privacy laws, legal process and regulatory authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as such information may come into the public domain.

10.8	This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties hereto.

10.9	The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

10.10	In the event of any action or proceeding arising out of this Agreement, the Party bringing the action shall have the right to choose the applicable forum; provided, however, that no Party shall be deemed to have waived any objection based on forum non conveniens or any objection to venue in connection with the initially selected forum.

10.11	The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii)

learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, “documentation”) that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(1) of the Code.

10.12	This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules, executed by all Parties to the Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

Company:

THRIVENT FINANCIAL FOR LUTHERANS

By:
Name:
Title:

Fund:

DFA INVESTMENT DIMENSIONS GROUP INC.

By:
Name:
Title:

Adviser:

DIMENSIONAL FUND ADVISORS LP
By:	Dimensional Holdings Inc., general partner

By:
Name:
Title:

DFAS:

DFA SECURITIES LLC

By:
Name:
Title:

Schedule A

Separate Accounts of Thrivent Financial for Lutherans participating in portfolios listed on Schedule 1.1

Thrivent Variable Annuity Account I

Schedule 1.1

VA U.S. Targeted Value Portfolio

VA International Small Portfolio

SCHEDULE 3.6: Rule 22c-2 Provisions

1.	Agreement to Provide Information. The Company (hereafter, an “Intermediary”) agrees to provide the Fund or its designee, upon written request, a unique identification number, or other government-issued identifier (“GII”), if known, of any or all Contract holders or shareholder(s) of the account (together, “Shareholder(s)”) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund or its designee, the Company shall only be required to provide information relating to shareholder-initiated transfer purchases or shareholder-initiated transfer redemptions.

1.1.	Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.

1.2.	Form and Timing of Response.

1.2.1.	Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2.	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

1.2.3.	To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

1.3.

Limitations on Use of Information. The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary, which it may withhold in its sole discretion. The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices. The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund’s then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2.	Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.1.	Form of Instructions. Instructions to restrict or prohibit trading must include the unique identifying number, if known, and the specific restriction(s) to be executed.

2.2.	Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3.	Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Definitions. For purposes of this Schedule 3.6:

3.1.	The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.[1]

3.2.	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary or its Accounts.

3.3.	The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

3.3.1.	with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

[1]	As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

3.3.2.	with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4.	The term “written” includes electronic writings and facsimile transmissions, provided the parties hereto have agreed in writing on the persons and other information necessary or appropriate to effect such electronic writing and facsimile transmissions.

3.5.	The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.[2]

3.6.	The term “purchase” does not include the automatic reinvestment of dividends.

3.7.	The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

[2]	“Financial intermediary” is defined in SEC Rule 22c-2(c)(1) as: “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan’s participant records.”